EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (File No. 333-203835, File No. 333-160155 and File No. 333-153805) on Forms S-8 of our reports, dated March 13, 2019, relating to our audit of the consolidated financial statements and internal control over financial reporting of Home Bancorp, Inc., which appear in Home Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

March 13, 2019